Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2018

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and for the fiscal year ended December 31, 2018 when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Geographic Diversification
As of December 31, 2018
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,600,362	12%
New York	2	1,468,887	11%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	999,637	8%
Michigan	2	671,541	5%
Delaware	1	557,353	4%
Alabama	1	556,673	4%
North Carolina	3	505,056	4%
New Jersey	1	489,706	4%
Tennessee	1	447,815	3%
Ohio	1	411,859	3%
Arizona	1	410,734	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	3%
Mississippi	1	320,348	3%
Utah	1	319,687	2%
Connecticut	1	311,593	2%
Iowa	1	276,331	2%
New Hampshire	1	250,107	2%
Maryland	1	199,425	2%
Total	36	12,922,698	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,856	50.00%
Columbus, OH	1	355,245	50.00%
Ottawa, ON	1	355,003	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,449	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	8	2,370,598

Grand Total	44	15,293,296

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 12/31/18	% Occupied 12/31/18		% Occupied 9/30/18		% Occupied 12/31/17
Deer Park, NY	739,109	96%		97%		95%
Riverhead, NY	729,778	95%		95%		99%
Rehoboth Beach, DE	557,353	96%		97%		98%
Foley, AL	556,673	98%		94%		99%
Atlantic City, NJ	489,706	84%		86%		88%
San Marcos, TX	471,816	97%		97%		99%
Sevierville, TN	447,815	100%		100%		100%
Savannah, GA	429,089	98%		97%		98%
Myrtle Beach Hwy 501, SC	426,523	99%		99%		94%
Jeffersonville, OH	411,859	97%		97%		95%
Glendale, AZ (Westgate)	410,734	99%		99%		99%
Myrtle Beach Hwy 17, SC	403,425	99%		99%		100%
Charleston, SC	382,180	97%		98%		98%
Lancaster, PA	376,997	93%		92%		95%
Pittsburgh, PA	372,944	99%		99%		99%
Commerce, GA	371,408	98%		99%		98%
Grand Rapids, MI	357,103	96%		95%		96%
Fort Worth, TX	351,741	99%		98%		94%
Daytona Beach, FL	351,721	100%		100%		100%
Branson, MO	329,861	100%		100%		100%
Locust Grove, GA	321,082	100%		99%		99%
Gonzales, LA	321,066	95%		96%		99%
Southaven, MS	320,348	98%		93%		99%
Park City, UT	319,687	98%		98%		98%
Mebane, NC	318,886	100%		99%		100%
Howell, MI	314,438	95%		95%		98%
Mashantucket, CT (Foxwoods)	311,593	96%		95%		94%
Williamsburg, IA	276,331	92%		93%		96%
Tilton, NH	250,107	96%		94%		93%
Hershey, PA	249,696	100%		99%		100%
Hilton Head II, SC	206,564	94%		92%		94%
Ocean City, MD	199,425	97%		96%		98%
Hilton Head I, SC	181,670	97%		97%		99%
Terrell, TX	177,800	97%		95%		96%
Blowing Rock, NC	104,009	98%		96%		98%
Nags Head, NC	82,161	100%		98%		97%
Total	12,922,698	97%	(1)	96%	(1)	97%	(2)

(1)	Excludes the occupancy rate at our Fort Worth outlet center which opened during the fourth quarter of 2017 and has not yet stabilized.

(2)	Excludes the occupancy rate at our Daytona Beach outlet center which opened during the fourth quarter of 2016 and had not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Unconsolidated joint venture properties

Location	Total GLA 12/31/18	% Occupied 12/31/18	% Occupied 9/30/18	% Occupied 12/31/17
Charlotte, NC	397,856	99%	99%	99%
Columbus, OH	355,245	97%	96%	97%
Ottawa, ON	355,003	96%	94%	95%
Texas City, TX (Galveston/Houston)	352,705	99%	95%	99%
National Harbor, MD	341,156	98%	95%	99%
Cookstown, ON	307,779	100%	100%	99%
Bromont, QC	161,449	77%	80%	72%
Saint-Sauveur, QC	99,405	96%	96%	96%
Total	2,370,598	97%	95%	96%	(1)

(1)	Excludes the occupancy rate at our Columbus outlet center which opened in June 2016 and had not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of December 31, 2018 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$525	97%	2,792	22%	31%
Centers 6 - 10			$436	98%	1,842	15%	17%
Centers 11 - 15			$394	98%	1,544	12%	12%
Centers 16 - 20			$358	93%	1,914	15%	14%
Centers 21 - 25			$322	97%	1,703	14%	12%
Centers 26 - 30			$289	98%	1,556	12%	9%
Centers 31 - 35			$245	96%	1,220	10%	5%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$525	97%	2,792	22%	31%
Centers 1 - 10			$487	98%	4,634	37%	48%
Centers 1 - 15			$463	98%	6,178	49%	60%
Centers 1 - 20			$437	97%	8,092	64%	74%
Centers 1 - 25			$417	97%	9,795	78%	86%
Centers 1 - 30			$400	97%	11,351	90%	95%
Centers 1 - 35			$385	97%	12,571	100%	100%

Unconsolidated centers (4)			$444	98%	1,447	n/a	n/a
Domestic centers (5)			$392	97%	14,018	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2018. Excludes outlet centers open less than 12 full calendar months and centers which have not yet stabilized (Fort Worth, Texas opened in October 2017).

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Myrtle Beach 17, SC	Westgate (Glendale), AZ
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC	Pittsburgh, PA
	Centers 16 - 20:	Atlantic City, NJ	Foxwoods (Mashantucket), CT	Gonzales, LA	Park City, UT	San Marcos, TX
	Centers 21 - 25:	Foley, AL	Howell, MI	Nags Head, NC	Savannah, GA	Southaven (Memphis), MS
	Centers 26 - 30:	Commerce, GA	Daytona Beach, FL	Hilton Head II, SC	Myrtle Beach 501, SC	Ocean City, MD
	Centers 31 - 35:	Blowing Rock, NC	Jeffersonville, OH	Terrell, TX	Tilton, NH	Williamsburg, IA

(3)
Based on the Company's forecast of 2019 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized. The Company's forecast is based on management's estimates as of December 31, 2018 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and December 31, 2018, when available.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City (Houston), TX
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Top 25 Tenants Based on Percentage to Total Annualized Base Rent
As of December 31, 2018 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
Ascena Retail Group, Inc.	Dress Barn, Loft, Ann Taylor, Justice, Lane Bryant, Maurices, roz & ALI	145	876,450	6.8%	6.9%	18
The Gap, Inc.	Gap, Banana Republic, Old Navy	98	1,034,948	8.0%	5.8%	17
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	67	410,108	3.2%	3.9%	15
Under Armour, Inc.	Under Armour, Under Armour Kids	33	257,375	2.0%	2.7%	6
Nike, Inc.	Nike, Converse, Hurley	43	465,026	3.6%	2.6%	11
G-III Apparel Group, Ltd.	Bass, Wilson's Leather, Donna Karan	58	267,763	2.1%	2.5%	6
Tapestry, Inc.	Coach, Kate Spade	47	225,215	1.7%	2.4%	10
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	38	268,167	2.1%	2.3%	7
Carter's, Inc.	Carters, OshKosh B Gosh	57	250,990	1.9%	2.3%	11
V. F. Corporation	VF Outlet, The North Face, Vans, Timberland, Lee/Wrangler	33	289,948	2.2%	2.2%	4
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	56	127,225	1.0%	1.9%	8
Michael Kors Holdings Limited	Michael Kors, Michael Kors Men's	30	143,296	1.1%	1.9%	5
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	40	197,801	1.5%	1.8%	2
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Lauren Ralph Lauren	38	383,904	3.0%	1.8%	5
Chico's, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	47	135,901	1.0%	1.7%	6
Columbia Sportswear Company	Columbia Sportswear	20	155,592	1.2%	1.7%	3
Adidas AG	Adidas, Reebok	30	184,420	1.4%	1.7%	11
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	38	188,647	1.5%	1.6%	11
J. Crew Group, Inc.	J. Crew, J. Crew Men's	29	155,376	1.2%	1.5%	4
Brooks Brothers Group, Inc.	Brooks Brothers	28	165,469	1.3%	1.5%	5
Skechers USA, Inc.	Skechers	33	149,313	1.2%	1.5%	6
Express Inc.	Express Factory	24	167,418	1.3%	1.4%	4
Children's Place, Inc.	Children's Place	25	150,526	1.2%	1.4%	5
Rack Room Shoes, Inc.	Rack Room Shoes	24	139,559	1.1%	1.3%	2
Luxottica Group SpA	Sunglass Hut, Oakley, Lenscrafters	55	81,174	0.6%	1.3%	10
Total of Top 25 tenants		1,136	6,871,611	53.2%	57.6%	192

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Lease Expirations as of December 31, 2018

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Capital expenditures (in thousands)

	Year ended
	December 31,
	2018	2017
Value-enhancing:
New center developments and expansions	$8,863	$110,910
Other	1,718	2,980
	10,581	113,890
Recurring capital expenditures:
Second generation tenant allowances	15,729	21,926
Operational capital expenditures	17,357	19,825
Major outlet center renovations	4,690	20,227
	37,776	61,978
Total additions to rental property-accrual basis	48,357	175,868
Conversion from accrual to cash basis	15,896	(9,637)
Total additions to rental property-cash basis	$64,253	$166,231

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Leasing Activity (1)

TTM ended	12/31/2018	12/31/2017
Re-tenanted Space (terms greater than 12 months)(1):
Number of leases	90	70
Gross leasable area	407,884	247,438
New initial rent per square foot	$31.14	$24.00
Prior expiring rent per square foot	$31.10	$21.76
Percent increase (2)	0.1%	10.3%

New straight line rent per square foot	$33.68	$26.76
Prior straight line rent per square foot	$30.83	$21.27
Percent increase (2)	9.2%	25.8%

Renewed Space (terms greater than 12 months)(1):
Number of leases	221	223
Gross leasable area	1,107,169	1,070,302
New initial rent per square foot	$32.89	$30.55
Prior expiring rent per square foot	$31.58	$28.88
Percent increase	4.1%	5.8%

New straight line rent per square foot	$34.18	$32.21
Prior straight line rent per square foot	$30.76	$28.45
Percent increase	11.1%	13.2%

Total Re-tenanted and Renewed Space (terms greater than 12 months)(1):
Number of leases	311	293
Gross leasable area	1,515,053	1,317,740
New initial rent per square foot	$32.42	$28.72
Prior expiring rent per square foot	$31.45	$26.90
Percent increase (2)	3.1%	6.8%

New straight line rent per square foot	$34.05	$30.69
Prior straight line rent per square foot	$30.78	$26.45
Percent increase (2)	10.6%	16.0%

Total Re-tenanted and Renewed Space (all terms)(3):
Number of leases	373	343
Gross leasable area	1,829,032	1,508,104
New initial rent per square foot	$30.48	$27.95
Prior expiring rent per square foot	$30.93	$26.99
Percent increase (decrease) (2)	(1.4)%	3.6%

New straight line rent per square foot	$31.83	$29.69
Prior straight line rent per square foot	$30.24	$26.50
Percent increase (2)	5.3%	12.1%

(1)
Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio

(2)	Excludes leases related to re-merchandising projects (see rent spreads including these leases on the following page)

(3)
Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Leasing Activity Including Re-merchandising Projects

TTM ended	12/31/2018	12/31/2017

Number of leases related to re-merchandising projects	—	9
Gross leasable area of these leases	—	165,213

Re-tenanted Space (terms greater than 12 months)(1):
Number of leases	90	79
Gross leasable area	407,884	412,651
New initial rent per square foot	$31.14	$30.35
Prior expiring rent per square foot	$31.10	$31.04
Percent increase (decrease)	0.1%	(2.2)%

New straight line rent per square foot	$33.68	$33.24
Prior straight line rent per square foot	$30.83	$30.46
Percent increase	9.2%	9.1%

Total Re-tenanted and Renewed Space (terms greater than 12 months)(1):
Number of leases	311	302
Gross leasable area	1,515,053	1,482,953
New initial rent per square foot	$32.42	$30.49
Prior expiring rent per square foot	$31.45	$29.48
Percent increase	3.1%	3.4%

New straight line rent per square foot	$34.05	$32.49
Prior straight line rent per square foot	$30.78	$29.01
Percent increase	10.6%	12.0%

Re-tenanted Space (all terms)(2):
Number of leases	92	79
Gross leasable area	430,731	412,651
New initial rent per square foot	$30.00	$30.35
Prior expiring rent per square foot	$31.03	$31.04
Percent increase (decrease)	(3.3)%	(2.2)%

New straight line rent per square foot	$32.40	$33.24
Prior straight line rent per square foot	$30.63	$30.46
Percent increase	5.8%	9.1%

Total Re-tenanted and Renewed Space (all terms)(2):
Number of leases	373	352
Gross leasable area	1,829,032	1,673,317
New initial rent per square foot	$30.48	$29.52
Prior expiring rent per square foot	$30.93	$29.27
Percent increase (decrease)	(1.4)%	0.8%

New straight line rent per square foot	$31.83	$31.29
Prior straight line rent per square foot	$30.24	$28.76
Percent increase	5.3%	8.8%

(1)
Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio

(2)
Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2018	2017
Assets
Rental property:
Land	$278,428	$279,978
Buildings, improvements and fixtures	2,764,649	2,793,638
Construction in progress	3,102	14,854
	3,046,179	3,088,470
Accumulated depreciation	(981,305)	(901,967)
Total rental property, net	2,064,874	2,186,503
Cash and cash equivalents	9,083	6,101
Investments in unconsolidated joint ventures	95,969	119,436
Deferred lease costs and other intangibles, net	116,874	132,061
Prepaids and other assets	98,102	96,004
Total assets	$2,384,902	$2,540,105

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,136,663	$1,134,755
Unsecured term loan, net	346,799	322,975
Mortgages payable, net	87,471	99,761
Unsecured lines of credit, net	141,985	206,160
Total debt	1,712,918	1,763,651
Accounts payable and accrued expenses	82,676	90,416
Other liabilities	83,773	73,736
Total liabilities	1,879,367	1,927,803
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 93,941,783 and 94,560,536 shares issued and outstanding at December 31, 2018 and 2017, respectively	939	946
Paid in capital	778,845	784,782
Accumulated distributions in excess of net income	(272,454)	(184,865)
Accumulated other comprehensive loss	(27,151)	(19,285)
Equity attributable to Tanger Factory Outlet Centers, Inc.	480,179	581,578
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	25,356	30,724
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	505,535	612,302
Total liabilities and equity	$2,384,902	$2,540,105

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Base rentals	$83,179	$82,518	$327,960	$323,985
Percentage rentals	3,374	3,055	10,040	9,853
Expense reimbursements	37,480	38,016	145,356	142,817
Management, leasing and other services	670	676	2,496	2,452
Other income	2,496	2,222	8,829	9,127
Total revenues	127,199	126,487	494,681	488,234
Expenses:
Property operating	40,640	40,161	160,457	155,235
General and administrative	11,306	10,158	44,167	44,004
Abandoned pre-development costs	—	—	—	528
Impairment charge	—	—	49,739	—
Depreciation and amortization	33,055	32,569	131,722	127,744
Total expenses	85,001	82,888	386,085	327,511
Operating income	42,198	43,599	108,596	160,723
Other income (expense):
Interest expense	(16,473)	(15,329)	(64,821)	(64,825)
Loss on early extinguishment of debt	—	—	—	(35,626)
Gain on sale of assets	—	—	—	6,943
Other non-operating income	203	2,041	864	2,724
Income before equity in earnings (losses) of unconsolidated joint ventures	25,928	30,311	44,639	69,939
Equity in earnings (losses) of unconsolidated joint ventures	(5,309)	3,138	924	1,937
Net income	20,619	33,449	45,563	71,876
Noncontrolling interests in Operating Partnership	(1,055)	(1,689)	(2,329)	(3,609)
Noncontrolling interests in other consolidated partnerships	143	(265)	421	(265)
Net income attributable to Tanger Factory Outlet Centers, Inc.	19,707	31,495	43,655	68,002
Allocation of earnings to participating securities	(322)	(302)	(1,211)	(1,209)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$19,385	$31,193	$42,444	$66,793

Basic earnings per common share:
Net income	$0.21	$0.33	$0.45	$0.71

Diluted earnings per common share:
Net income	$0.21	$0.33	$0.45	$0.71

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2018, except for Net Operating Income ("NOI") which is for the year ended December 31, 2018, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,856	$39.8	$7.2	$49.7
Columbus	Columbus, OH	50.0%	355,245	41.4	4.9	42.4
Galveston/Houston	Texas City, TX	50.0%	352,705	26.2	4.3	39.8
National Harbor	National Harbor, MD	50.0%	341,156	42.6	5.2	47.2
RioCan Canada (2)	Various	50.0%	923,636	100.1	7.0	4.8
Total			2,370,598	$250.1	$28.6	$183.9

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,449 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 355,003 square foot center in Ottawa, Ontario; and a 99,405 square foot center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Debt Outstanding Summary
As of December 31, 2018
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$145,100	$145,100	LIBOR + 0.875%	3.4%	10/28/2022	3.8
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	4.9
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	5.9
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	7.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	8.5
Unsecured term loan(4)	350,000	350,000	LIBOR + 0.90%	2.5%	4/22/2024	5.3
Net debt discounts and debt origination costs	(19,653)	(19,653)
Total net unsecured debt	1,625,447	1,625,447		3.5%		6.3
Secured mortgage debt:
Atlantic City, NJ	34,279	34,279	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	6.0
Southaven, MS	51,400	51,400	LIBOR + 1.80%	4.3%	4/29/2023	4.3
Debt premium and debt origination costs	1,792	1,792
Total net secured mortgage debt	87,471	87,471		4.6%		5.0
Total consolidated debt	1,712,918	1,712,918		3.5%		6.2
Unconsolidated JV debt:
Charlotte(5)	100,000	50,000	4.27%	4.3%	7/1/2028	9.5
Columbus	85,000	42,500	LIBOR + 1.65%	4.2%	11/28/2021	2.9
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	4.2%	7/1/2022	3.5
National Harbor(6)	95,000	47,500	4.63%	4.6%	1/5/2030	11.0
RioCan Canada	9,325	4,663	5.75%	4.2%	5/10/2020	1.4
Debt premium and debt origination costs	(1,461)	(731)
Total unconsolidated JV net debt	367,864	183,932		4.3%		6.9
Total	$2,080,782	$1,896,850		3.7%		6.4

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 18 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

(4)
In October 2018, we amended and restated our unsecured term loan, increasing the size of the loan from $325.0 million to $350.0 million, extending maturity from April 2021 to April 2024, and reducing the interest rate spread over LIBOR from 0.95% to 0.90%. The $25.0 million of proceeds were used to pay down the balances outstanding under our unsecured lines of credit.

(5)
In June 2018, the joint venture closed on a $100.0 million mortgage loan with a fixed interest rate of 4.3% and a maturity date of July 2028. The proceeds from the loan were used to pay off the $90.0 million mortgage loan with an interest rate of LIBOR + 1.45% that had an original maturity date of November 2018. The joint venture distributed the incremental net loan proceeds of $9.3 million equally to the partners.

(6)
In December 2018, the National Harbor joint venture closed on a $95.0 million mortgage loan with a fixed interest rate of approximately 4.6% and a maturity date of January 2030. The proceeds from the loan were used to pay off the $87.0 million construction loan with an interest rate of LIBOR + 1.65%, which had an original maturity date of November 2019. The joint venture distributed the incremental net loan proceeds of $7.4 million equally to the partners.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Summary of Our Share of Fixed and Variable Rate Debt
As of December 31, 2018
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	90%	$1,534,760	3.5%	6.5
Variable	10%	178,158	4.0%	4.1
	100%	1,712,918	3.5%	6.2
Unconsolidated Joint ventures:
Fixed	55%	$101,744	4.4%	9.8
Variable	45%	82,188	4.2%	3.2
	100%	183,932	4.3%	6.9
Total:
Fixed	86%	1,636,504	3.6%	6.9
Variable	14%	260,346	4.1%	3.7
Total share of debt	100%	$1,896,850	3.7%	6.4

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $365.0 million as follows:

(a)
Interest rate swaps entered into in December 2017 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 2.2% from August 14, 2018 through January 1, 2021.

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021,

(c)
In March 2018, the consolidated joint venture that owns the Tanger outlet center in Southaven, Mississippi, entered into an interest rate swap, effective March 1, 2018, that fixed the base LIBOR rate at 2.5% on a notional amount of $40.0 million through January 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Future Scheduled Principal Payments (dollars in thousands)(1)
As of December 31, 2018

Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2019	$3,370	$296	$3,666
2020	3,566	4,367	7,933
2021	5,793	42,500	48,293
2022(2)	149,536	40,000	189,536
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029 & thereafter	—	42,522	42,522
	$1,730,779	$184,663	$1,915,442
Net debt discounts and debt origination costs	(17,861)	(731)	(18,592)
	$1,712,918	$183,932	$1,896,850

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $145.1 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2018

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	50%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	189%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.2	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment charges on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$20,619	$33,449	$45,563	$71,876
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,440	31,987	129,281	125,621
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,294	2,886	13,314	13,857
Impairment charge - consolidated	—	—	49,739	—
Impairment charge - unconsolidated joint ventures	7,180	—	7,180	9,021
Gain on sale of assets	—	—	—	(6,943)
FFO	63,533	68,322	245,077	213,432
FFO attributable to noncontrolling interests in other consolidated partnerships	143	(265)	421	(265)
Allocation of earnings to participating securities	(580)	(597)	(2,151)	(1,943)
FFO available to common shareholders (1)	$63,096	$67,460	$243,347	$211,224
As further adjusted for:
Abandoned pre-development costs	—	—	—	528
Recoveries from litigation settlement	—	(1,844)	—	(1,844)
Make-whole premium due to early extinguishment of debt (2)	—	—	—	34,143
Write-off of debt discount and debt origination costs due to early extinguishment of debt (2)	—	—	—	1,483
Impact of above adjustments to the allocation of earnings to participating securities	—	16	—	(238)
AFFO available to common shareholders (1)	$63,096	$65,632	$243,347	$245,296
FFO available to common shareholders per share - diluted (1)	$0.64	$0.68	$2.48	$2.12
AFFO available to common shareholders per share - diluted (1)	$0.64	$0.66	$2.48	$2.46

Weighted Average Shares:
Basic weighted average common shares	93,123	93,691	93,309	94,506
Effect of outstanding options and certain restricted common shares	—	—	1	16
Diluted weighted average common shares (for earnings per share computations)	93,123	93,691	93,310	94,522
Exchangeable operating partnership units	4,983	5,023	4,993	5,027
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	98,106	98,714	98,303	99,549

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)	Due to charges related to the redemption of our $300.0 million 6.125% senior notes due 2020.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
FFO available to common shareholders	$63,096	$67,460	$243,347	$211,224
Adjusted for:
Corporate depreciation excluded above	615	582	2,441	2,123
Amortization of finance costs	778	623	3,058	4,027
Amortization of net debt discount (premium)	107	99	416	1,181
Amortization of equity-based compensation	3,855	3,471	14,669	13,585
Straight line rent adjustment	(1,100)	(883)	(5,844)	(5,632)
Market rent adjustment	597	722	2,577	2,829
2nd generation tenant allowances	(4,141)	(6,117)	(15,729)	(20,905)
Capital improvements	(5,564)	(9,113)	(22,047)	(40,020)
Adjustments from unconsolidated joint ventures	94	(1,028)	(780)	(2,440)
FAD available to common shareholders (1)	$58,337	$55,816	$222,108	$165,972
Dividends per share	$0.3500	$0.3425	$1.3925	$1.3525
FFO payout ratio	55%	50%	56%	64%
FAD payout ratio	59%	60%	62%	81%
Diluted weighted average common shares (1)	98,106	98,714	98,303	99,549

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$20,619	$33,449	$45,563	$71,876
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	5,309	(3,138)	(924)	(1,937)
Interest expense	16,473	15,329	64,821	64,825
Gain on sale of assets	—	—	—	(6,943)
Loss on early extinguishment of debt	—	—	—	35,626
Other non-operating income	(203)	(2,041)	(864)	(2,724)
Impairment charge	—	—	49,739	—
Depreciation and amortization	33,055	32,569	131,722	127,744
Other non-property expenses	149	240	1,291	1,232
Abandoned pre-development costs	—	—	—	528
Corporate general and administrative expenses	11,277	10,267	43,809	43,766
Non-cash adjustments (1)	(485)	(141)	(3,191)	(2,721)
Lease termination fees	(112)	(837)	(1,246)	(3,632)
Portfolio NOI	86,082	85,697	330,720	327,640
Non-same center NOI (2)	(4,890)	(3,928)	(17,912)	(10,838)
Same Center NOI	$81,192	$81,769	$312,808	$316,802

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet center expansions:
Fort Worth	October 2017	Westbrook	May 2017	Lancaster	September 2017

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2018 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$45,721
Buildings, improvements and fixtures	234,917
Construction in progress	1,421
282,059
Accumulated depreciation	(56,856)
Total rental property, net	225,203
Cash and cash equivalents	8,108
Deferred lease costs and other intangibles, net	4,219
Prepaids and other assets	12,540
Total assets	$250,070
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$183,932
Accounts payable and accruals	6,708
Total liabilities	190,640
Owners' equity	59,430
Total liabilities and owners' equity	$250,070

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $4.1 million as of December 31, 2018 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Non-GAAP Pro Rata Statement of Operations Information year to date December 31, 2018 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Base rentals	$—	$27,187
Percentage rentals	—	2,397
Expense reimbursements	—	17,179
Other income	—	491
Total revenues	—	47,254
Expense:
Property operating	—	18,560
General and administrative	—	133
Depreciation and amortization	—	13,315
Impairment charge	—	7,180
Total expenses	—	39,188
Operating income	—	8,066
Other income (expense):
Interest expense	—	(7,259)
Other nonoperating income	421	117
Net income	$421	$924

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2018